   As filed with the Securities and Exchange Commission on March 11, 1996
                                    Registration Statement No. 333-
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                           -----------------------

                                  FORM S-3

                           -----------------------

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           -----------------------

                               CML GROUP, INC.
           (Exact name of registrant as specified in its charter)

                           -----------------------

      DELAWARE                                                   04-2451745
(State or other juris-                                        (I.R.S. Employer
diction of incorpora-                                        Identification No.)
tion or organization)

                               524 MAIN STREET
                         ACTON, MASSACHUSETTS 01720
                               (508) 264-4155
                      (Address, including zip code, and
                   telephone number, including area code,
                          of registrant's principal
                             executive offices)

                           -----------------------

                             CHARLES M. LEIGHTON
                           CHIEF EXECUTIVE OFFICER
                               CML GROUP, INC.
                               524 MAIN STREET
                         ACTON, MASSACHUSETTS 01720
                               (508) 264-4155
                   (Name, address, including zip code, and
                   telephone number, including area code,
                            of agent for service)


                                  COPY TO:

                             PETER B. TARR, ESQ.
                                HALE AND DORR
                               60 STATE STREET
                         BOSTON, MASSACHUSETTS 02109
                               (617) 526-6000


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/


        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                                                             --------

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                                                    --------


If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                       CALCULATION OF REGISTRATION FEE

==============================================================================================
                                                         Proposed      Proposed
                                                         Maximum       Maximum        Amount
                                               Amount    Offering      Aggregate     of Regis-
         Title of Each Class of                to be     Price Per     Offering      tration
       Securities to be Registered           Registered  Share(1)      Price(1)        Fee
----------------------------------------------------------------------------------------------
Common Stock, $.10 par value.............     352,941    $3.6875      $1,301,470       $449
==============================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c)
    under the Securities Act and based upon the average of the high and low prices on the New
    York Stock Exchange on March 6, 1996.



        THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), SHALL DETERMINE.

================================================================================

 PROSPECTUS

                                352,941 Shares


                               CML GROUP, INC.

                                 Common Stock

                             --------------------


        The 352,941 shares of common stock, $.10 par value (the "Common Stock"), of CML Group, Inc. (the "Company") covered by this Prospectus are issued and outstanding shares which may be offered and sold, from time to time, by William Wilkinson, a stockholder of the Company (the "Selling Stockholder"). The shares of Common Stock covered by this Prospectus (the "Shares") were issued to the Selling Stockholder on March __, 1996 in connection with the settlement of a claim by the Selling Stockholder (the "Settlement") against NordicTrack, Inc., a wholly-owned subsidiary of the Company ("NordicTrack"). The Settlement provides that of the 352,941 shares of Common Stock issued to the Selling Stockholder, 88,000 of such shares will not be sold by the Selling Stockholder pursuant to this Prospectus until after June __, 1996 and 175,941 of such shares shall be non- transferable until after January 1, 1997. The Selling Stockholder has advised the Company that he proposes to sell, from time to time subject to the restrictions set forth in the preceding sentence, all or part of the shares covered by this Prospectus on the New York Stock Exchange in ordinary brokerage transactions, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or negotiated prices. See "PLAN OF DISTRIBUTION."

        The Company will not receive any of the proceeds from the sale of shares covered by this Prospectus but will bear all expenses incurred in effecting the registration of such shares, including all registration and filing fees, "blue sky" fees, printing expenses, and the legal fees of counsel to the Company. The Selling Stockholder will bear all brokerage or underwriting expenses or commissions, if any, applicable to the shares.

        On March 7, 1996, the closing sale price of the Common Stock on the New York Stock Exchange was $3.75 per share.

                           -----------------------

               THE SHARES OFFERED HEREBY INVOLVE A HIGH DEGREE
              OF RISK.  SEE "RISK FACTORS" BEGINNING ON PAGE 6.

                           -----------------------

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
         COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
           ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
            OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO
                     THE CONTRARY IS A CRIMINAL OFFENSE.

                            ---------------------

                The date of this Prospectus is March __, 1996.

                            AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Common Stock of the Company is traded on the New York Stock Exchange. Reports and other information concerning the Company may be inspected at the New York Stock Exchange.

        The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, as certain items are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Company and the Shares, reference is made to such Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus regarding the contents of any agreement or other document are not necessarily complete, and in each instance reference is made to the copy of such agreement or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement, including all exhibits and schedules thereto, may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from the Commission at prescribed rates.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed by the Company with the Commission are incorporated herein by reference:

          (i) The Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1995;

         (ii) The Company's Quarterly Report on Form 10-Q for the quarter ended October 28, 1995;

        (iii) The proxy statement for the Company's Annual Meeting of Stockholders held on December 1, 1995; and

         (iv) The Company's Current Report on Form 8-K, dated February
              22, 1996.

          (v) The description of the Common Stock contained in a registration statement filed under the Exchange Act, including the portions of all amendments or reports filed for the purpose of updating such description heretofore filed by the Company with the Commission.

        All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Common Stock registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference into this Prospectus (without exhibits to such documents other than exhibits specifically
incorporated by reference into such documents).   All such requests shall be
directed to:  CML Group, Inc., 524 Main Street, Acton, Massachusetts 01720,
Attention:  Vice-President, Investor Relations, Telephone:  (508) 264-4155.

        NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

                                 THE COMPANY

        CML Group, Inc. (the "Company" or "CML") was incorporated under the laws of the State of Delaware in 1969. The Company's principal executive offices are located at 524 Main Street, Acton, Massachusetts 01720, and its telephone number is (508) 264-4155.

        CML is a specialty marketing company offering: (i) physical fitness and exercise equipment and other health-related products and (ii) nature-, gardening-, music- and science-related gifts and accessories. The Company markets its products primarily through direct response advertising in print and on television, through its mail order catalogs and through its own specialty retail stores and kiosks. At January 31, 1996, the Company operated 286 retail stores (excluding 116 stores operated by Britches of Georgetowne) and 265 mall kiosks and had proprietary mail order customer lists containing approximately 3 million names. The Company's principal specialty retailing operations are conducted under the trade names NordicTrack[registered trademark], NordicAdvantage[trademark], The Nature Company[trademark],
Smith & Hawken[registered trademark] and Hear Music.

        As part of its strategy to focus its resources on businesses which have the greatest growth prospects and offer the greatest potential return on investment, the Company decided during fiscal 1995 to sell its men's apparel subsidiary, Britches of Georgetowne ("Britches"). Britches conducts its operations under the trade names Britches of Georgetowne[registered trademark] and Britches Great Outdoors[trademark]. Although the Company has recently signed a letter of intent for the sale of substantially all of the assets of Britches, no assurance can be given that a sale will occur. See "Recent Events".

        CML's continuing operations consist of two industry segments: (i) NordicTrack designs, manufactures and markets high quality aerobic and anaerobic exercise equipment to consumers primarily through direct response advertising in print and on television, its own mail order catalogs and retail stores and kiosks operated by its wholly-owned subsidiary, NordicAdvantage and (ii) the Nature Company segment includes The Nature Company which markets a wide range of products that enhance observation, understanding and appreciation of nature through its own retail stores and catalogs; Smith & Hawken, a leading marketer of gardening tools, plants and accessories; and Hear Music, an early stage retail concept that sells music-related merchandise through its own retail stores.

        The Nature Company's merchandise categories include books, gifts, children's educational toys, music, clothing, accessories, backyard and garden items, minerals, sculpture, posters, optics, paper products, instruments, nature video and audio tapes and CD-ROM's, and limited edition prints. Smith & Hawken's merchandise categories include garden furniture, gardening tools, plants, garden-related accessories, books, housewares and gifts and clothing. Hear Music sells a limited selection of compact discs and tapes targeted primarily at customers older than those targeted by most music stores.

                                 RISK FACTORS

        In addition to the other information contained elsewhere in this Prospectus, the following factors should be considered carefully by potential investors in evaluating an investment in the Shares offered hereby.


        CONSUMER SPENDING. The success of the Company is influenced by a number of economic conditions affecting disposable consumer income, such as employment levels, business conditions, interest rates and taxation rates. Adverse changes in these economic conditions may restrict consumer spending, thereby negatively affecting the Company's results of operations.

        COMPETITION. The markets in which the Company is engaged are highly competitive.

        NordicTrack competes with several companies which design, manufacture and distribute physical fitness and exercise equipment, including ICON Health and Fitness, Inc., Road Master Industries, Inc., Diversified Products Corp., Health Rider, Inc., Soloflex, Inc. and Consumer Direct, Inc. During the past five years, NordicTrack's competitors have introduced several new and competitive products at competitive prices. The future success of NordicTrack depends in part upon its ability to introduce new and competitive products successfully and on a timely basis.

        Many of the competitors of The Nature Company, Smith & Hawken and Hear Music are larger companies with greater financial resources, a greater selection of merchandise and nationwide distribution, including a large number and wide variety of specialty retail stores, discount stores and department stores. The Nature Company primarily competes with Natural Wonders, Inc., a large specialty retailer located in the San Francisco Bay Area with retail stores throughout the United States and with smaller specialty retailers in local markets. In addition, The Nature Company competes with other companies with mail order catalogs and retail stores that sell items similar to those sold by The Nature Company. These competitors include department stores, book stores, jewelry stores, clothing stores and outdoor stores.

        Smith & Hawken competes with mail order catalogs which sell gardening-related merchandise such as Gardener's Eden, David Kay, Calyx & Corolla and Gardener's Supply. Smith & Hawken also competes with independent garden stores and plant nurseries in towns and cities throughout the United States.

        Hear Music competes with larger companies selling pre-recorded music on compact discs and tapes which have greater financial resources, a greater selection of merchandise and nationwide distribution. Hear Music also competes with smaller local and regional music stores.

        SEASONALITY. The Company's businesses are seasonal with significant amounts of retail sales in the second and third fiscal quarters. The Company expects this seasonality to continue in the future. Because of this seasonality, the Company's revenues and earnings have fluctuated and may continue to fluctuate from quarter to quarter.

        ADVERTISING AND MARKETING PROGRAMS. The Company's success in the markets in which it competes depends in part upon the effectiveness of advertising and marketing programs of the Company. The inability of the Company to periodically design and successfully execute new and effective advertising and marketing programs could adversely affect the Company's operating results.

        COSTS OF POSTAGE AND SHIPPING. Postage expenses associated with mailing catalogs and shipping charges associated with distributing merchandise to customers are significant factors in the operation of the Company's businesses. Increases in postage or shipping costs could adversely affect the Company's operating results.

        ANTI-TAKEOVER EFFECT OF CERTAIN CHARTER AND BY-LAW PROVISIONS AND SHAREHOLDER RIGHTS AGREEMENT. Certain provisions of Delaware law and of the Company's Certificate of Incorporation could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of Common Stock. Certain of these provisions could make it more difficult for stockholders to effect certain corporate actions or could also have the effect of delaying or preventing a change in control of the Company. The Company's By-laws impose various procedural and other requirements which could make it more difficult for stockholders to effect certain corporate actions. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a significant portion of the outstanding Shares of voting stock of the Company. The Company has no present plans to issue any shares of preferred stock. The Board of Directors adopted a Shareholder Rights Agreement in 1988. While the primary purpose of the Shareholder Rights Agreement is to enable stockholders to receive fair and equal treatment in the event of any proposed acquisition of the Company, the Shareholder Rights Agreement could make it more difficult for a third party to acquire, and could discourage a third party from acquiring, the Company or a large block of its capital stock.

        INTELLECTUAL PROPERTY RIGHTS. The Company is subject to the risk of adverse claims and litigation alleging infringement of intellectual property rights. There can be no assurance that third parties will not assert infringement claims in the future with respect to the Company's current or future products or that any such claims will not require the Company to enter into royalty arrangements or result in costly litigation. While the Company believes that it currently has all licenses necessary to conduct its business, no assurance can be given that additional licenses will not be required in the future. Furthermore, no assurance can be given that, if any additional licenses are required, such licenses could be obtained on commercially reasonable terms.

                                RECENT EVENTS

        In February 1996, NordicTrack agreed to a proposed consent agreement with the Federal Trade Commission ("FTC") to settle allegations that it made false and unsubstantiated weight loss and weight maintenance claims in advertising its cross-county ski exercise machines. The FTC alleged that NordicTrack based these claims on studies with various methodological flaws. The proposed consent agreement would prohibit NordicTrack from misrepresenting the existence or results of any study or survey relating to weight loss and making certain claims with respect to its exercise equipment without reliable supporting evidence. The proposed consent agreement will be published in the Federal Register and will be subject to public comment for 60 days, after which the FTC will decide whether to make it final. No civil penalties are expected to be imposed or corrective advertisements required by the FTC as a result of the proposed consent agreement.

        On or about February 23, 1996, an alleged purchaser of a NordicTrack cross-country ski exercise machine filed a Class Action Complaint, entitled ELISSA CRESPI, ON BEHALF OF HERSELF AND ALL OTHERS SIMILARLY SITUATED V. NORDICTRACK, INC., against NordicTrack in the Supreme Court of the State of New York, County of New York (the "Crespi Complaint"). On or about February 26, 1996, another alleged purchaser of a cross-country ski exercise machine filed a Class Action Complaint in the same court, entitled WENDY PENEL, ON BEHALF OF HERSELF AND ALL OTHERS SIMILARLY SITUATED, V. NORDICTRACK, INC. (the "Penel Complaint"). The Crespi Complaint alleges that NordicTrack made false and misleading claims concerning the weight-loss of persons using its ski-exerciser and thereby defrauded its customers, breached warranties and violated Section 349 of the New York General Business Law. The Penel Complaint alleges that NordicTrack misrepresented the results of a weight-loss study and made unsubstantiated claims regarding weight loss and/or weight maintenance benefits from the use of NordicTrack's cross-country ski exercise machines. The Penel Complaint asserts claims of negligent misrepresentation, breach of an express warranty, and common law fraud. Each plaintiff seeks to represent a class consisting of all persons in the United States who purchased NordicTrack ski exercisers. The plaintiff in the Crespi Complaint seeks for herself and the alleged class unspecified actual and punitive damages, rescission, attorneys' fees, costs and an order requiring NordicTrack to make corrective disclosures. The plaintiff in the Penel Complaint seeks restitution of all amounts paid by her and the alleged class members for NordicTrack cross-country ski exercise machines, together with interest, attorneys' fees, costs, and any additional and consequential damages for injuries suffered by the plaintiff and alleged class members. NordicTrack believes it has meritorious defenses to these complaints and intends to vigorously contest these lawsuits. These lawsuits are in the earliest stages and the Company is unable to determine the likelihood and possible impact on the Company of unfavorable outcomes.

        Although the Company has no outstanding bank borrowings, the Company is in violation of certain covenants under its existing $55 million credit facility and is restricted from making future borrowings under such facility. The Company's lenders, however, continue to issue letters of credit on behalf of the Company and the Company had letters of credit outstanding in an aggregate amount of $20,484,000 as of January 27, 1996. The Company has signed a commitment letter with two banks for a new three-year $100 million revolving credit facility which will be secured by the assets of the Company. The closing of the new facility is subject to completion of due diligence and final documentation.

        The Company has signed a letter of intent for the sale of substantially all of the assets of Britches at a purchase price of $13,500,000 in cash plus the assumption of liabilities, subject to certain adjustments. In connection with the planned sale of Britches, the Company recorded an additional provision for loss on disposal, in the second quarter of fiscal 1996, of $15,615,000, net of an income tax benefit of $8,408,000. The sale is subject to the negotiation and execution of a definitive purchase agreement and there can be no assurance that such sale will be completed.

        In January 1995, William Wilkinson, filed a demand for arbitration and statement of claim alleging that NordicTrack breached the terms of a licensing and product development agreement by failing to compensate him with royalties for certain design features of its WalkFit treadmill and certain similar products. Included in the Company's loss from continuing operations for the second quarter of fiscal 1996 is a $4,000,000 pre-tax charge for settlement of this claim in January 1996.

                               USE OF PROCEEDS

        The Company will not receive any proceeds from the sale of Common Stock by the Selling Stockholder.

                           THE SELLING STOCKHOLDER

        The following table sets forth the name and the number of shares of Common Stock beneficially owned by the Selling Stockholder as of the date of this Prospectus, the number of the shares to be offered by the Selling
Stockholder and the number and percentage of shares to be owned beneficially by the Selling Stockholder if all of the shares offered hereby by the Selling
Stockholder are sold as described herein.

                                                              PERCENTAGE
                    NUMBER OF      NUMBER OF   NUMBER OF      OF SHARES
                    SHARES OF      SHARES OF   SHARES OF      OF COMMON
                    COMMON         COMMON      COMMON STOCK   STOCK
NAME OF             STOCK          STOCK       BENEFICIALLY   BENEFICIALLY
SELLING             BENEFICIALLY   OFFERED     OWNED AFTER    OWNED AFTER
STOCKHOLDER         OWNED          HEREBY      OFFERING       OFFERING
-----------         -----          ---------   ------------   ------------
William Wilkinson   352,941        352,941          0              0%


                             PLAN OF DISTRIBUTION


        Shares of Common Stock covered hereby may be offered and sold in private transactions involving principals, in transactions involving brokers, or by both methods. Sales through brokers may be made by any method of trading authorized by any stock exchange on which the shares of Common Stock covered hereby may be listed, including block trading in negotiated transactions. Without limiting the foregoing, such brokers may act as dealers by purchasing any or all of the shares covered by this Prospectus, either as agents for others or as principals for their own accounts, and reselling such shares pursuant to this Prospectus. Sales of shares are, in general, expected to be made at the market price prevailing at the time of each such sale; however, prices in negotiated transactions may differ considerably. The Selling Stockholder has advised the Company that it does not anticipate paying any consideration, other than usual and customary broker's commissions, in connection with sales of the shares. The Selling Stockholder is acting independently of the Company in making decisions with respect to the timing, manner and size of each sale.

        In offering the shares of Common Stock covered by this Prospectus, the Selling Stockholder and any broker-dealers who execute sales for such Selling Stockholder, may be considered to be "underwriters" within the meaning of the Securities Act, and any profits realized by the Selling Stockholder and the compensation of such broker-dealers may be deemed to be underwriting discounts and commissions.

        The Selling Stockholder has advised the Company that during such time as the Selling Stockholder may be engaged in a distribution of Common Stock included herein the Selling Stockholder will comply with 10b-6 and 10b-7 under the Exchange Act and, in connection therewith, the Selling Stockholder has agreed not to engage in any stabilization activity in connection with the Company's securities, to furnish to each broker through which Common Stock included herein may be offered copies of this Prospectus, and not to bid for or purchase any securities of the Company or attempt to induce any person to purchase any of the Company's securities except as permitted under the Exchange Act. The Selling Stockholder has also agreed to inform broker-dealers through whom sales may be made hereunder and to inform the Company when the distribution of the shares held by the Selling Stockholder is completed.

                                LEGAL MATTERS

        The validity of the shares offered hereby will be passed upon for the Company by Hale and Dorr, a partnership including professional corporations, 60 State Street, Boston, Massachusetts 02109. Paul P. Brountas, a partner in the firm of Hale and Dorr, is the Secretary of the Company.


                                   EXPERTS

        The consolidated financial statements and the related supplemental schedules incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1995, have been audited by Deloitte & Touche LLP, independent public accountants, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon such report given upon their authority as experts in accounting and auditing.

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses to be borne by the registrant in connection with the sale and distribution of the securities being registered. All amounts shown are estimates except the Securities and Exchange
Commission registration fee.

              Filing fee - Securities and
                Exchange Commission...............       $   449
              New York Stock Exchange
                Listing Fee.......................        14,750
              Legal fees and expenses.............         4,000
              Accounting fees and expenses........         2,000
              Blue Sky fees and expenses..........            --
              Printing expenses...................            --
              Miscellaneous expenses..............           301
                                                         -------
              Total Expenses......................       $21,500
                                                         =======


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

        Article XI of the Company's by-laws, as amended, requires the Company to indemnify each person who is or was a director or officer of the Company against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement to the extent permitted from time to time under the Delaware General Corporation Law, as amended.

        Article EIGHTH of the Company's certificate of incorporation requires the Company to indemnify to the full extent permitted under applicable law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company.

        Article TENTH of the Company's certificate of incorporation provides that no director of the Company shall be liable for monetary damages for any breach of fiduciary duty, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

ITEM 16.  LIST OF EXHIBITS.

  4.1     Specimen Certificate for shares of Common
          Stock of the Company filed as Exhibit 4 to the

                                     II-2

          Company's Registration Statement on Form S-1,
          File No. 2-86828 and incorporated herein by reference.

  4.2 Form of Rights Certificate (filed as Exhibit B to Exhibit 1 to the Company's Form 8-A filed
          July 12, 1988 and incorporated herein by reference).

  4.3 Rights Agreement dated as of June 28, 1988 between the Company and The First National
          Bank of Boston (filed as Exhibit 1 to the
          Company's Form 8-A filed July 12, 1988 and incorporated herein by reference).

  4.4     Form of Certificate of Designation of Series A
          Junior Participating Preferred Stock (filed as
          Exhibit A to Exhibit 1 to the Company's
          Form 8-A filed July 12, 1988 and incorporated herein by reference).

    5     Opinion of Hale and Dorr.

 23.1     Consent of Hale and Dorr, included in
          Exhibit 5 filed herewith.

 23.2     Consent of Deloitte & Touche LLP.

   24     Power of Attorney (See page II-5 of this
          Registration Statement).

-------------------


ITEM 17.  UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any derivation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

        (2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the indemnification provisions described herein, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 11th day of March, 1996.


                                            CML GROUP, INC.



                                            By:  /s/ G. Robert Tod
                                                 ---------------------
                                                 G. Robert Tod
                                                 President



                              POWER OF ATTORNEY


        We, the undersigned officers and directors of CML Group, Inc., hereby severally constitute G. Robert Tod, Glenn E. Davis and Paul P. Brountas, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable CML Group, Inc. to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                         Title                               Date
---------                         -----                               ----
                                  Chairman of the Board of      )
                                  Directors and Chief           )
/s/ Charles M. Leighton           Executive Officer (Principal  )
-----------------------------     Executive Officer)            )
Charles M. Leighton                                             )
                                                                )
                                                                )
                                                                )
/s/ G. Robert Tod                 President, Chief Operating    )
-----------------------------     Officer and Director          )
G. Robert Tod                                                   )
                                                                )
                                                                )
                                  Vice President, Finance       )
/s/ Glenn E. Davis                Chief Financial Officer and   )
-----------------------------     Treasurer (Principal          )
Glenn E. Davis                    Financial Officer)            )
                                                                )
                                                                )
                                                                )
/s/ Nancy S. Wang                 Vice President and Controller )  March 11, 1996
-----------------------------     (Principal Accounting Officer))
Nancy S. Wang                                                   )
                                                                )
                                                                )
/s/ Howard H. Callaway            Director                      )
-----------------------------                                   )
Howard H. Callaway                                              )
                                                                )
                                                                )
/s/ Thomas H. Lenagh              Director                      )
-----------------------------                                   )
Thomas H. Lenagh                                                )
                                                                )
                                                                )
/s/ Roy W. Menninger              Director                      )
-----------------------------                                   )
Roy W. Menninger                                                )
                                                                )
                                                                )
/s/ Alison Taunton-Rigby          Director                      )
-----------------------------                                   )
Alison Taunton-Rigby                                            )
                                                                )
                                                                )
/s/ Lauren M. Tyler               Director                      )
-----------------------------                                   )
Lauren M. Tyler                                                 )
                                                                )
                                                                )
/s/ Ralph F. Verni                Director                      )
-----------------------------                                   )
Ralph F. Verni
